                                                                       EXHIBIT 1

                                 AMENDMENT TO
                    STANDARD TERMS AND CONDITIONS OF TRUST
                                      FOR

                    STANDARD & POOR'S MIDCAP 400 DEPOSITARY
                        RECEIPTS ("MIDCAP SPDR") TRUST
                           DATED AS OF APRIL 1, 1995

                                    BETWEEN

                     PDR SERVICES CORPORATION, AS SPONSOR,

                                      AND

                       THE BANK OF NEW YORK, AS TRUSTEE

          This Amendment (the "Amendment Agreement") dated as of December 29, 1995 between PDR Services Corporation as sponsor (the "Sponsor") and The Bank of New York as trustee (the "Trustee") amends the document entitled "Standard & Poor's MidCap 400 Depositary Receipts ("MidCap SPDR") Trust dated as of April 1, 1995 between PDR Services Corporation as Sponsor and The Bank of New York as Trustee," effective April 27, 1995 (hereinafter called the "Standard Terms"), and the document entitled "Trust Indenture and Agreement dated April 27, 1995 incorporating by reference Standard Terms and Conditions of Trust for Standard & Poor's MidCap 400 Depositary Receipts ("MidCap SPDR") Trust Series 1 dated as of April 1, 1995" (hereinafter called the "Trust Indenture") (the Standard Terms and the Trust Indenture and any and all previous amendments thereto hereinafter called the "Trust Documents").

          WITNESSETH THAT:

          WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the Standard & Poor's MidCap 400 Depositary Receipts ("MidCap SPDR") Trust (the "Trust"); and

          WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;

          NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

          3. The fourth full paragraph of Section 9.01 of the Standard Terms shall be deleted in its entirety and the following sentence shall be inserted in replacement thereof;

          "Notwithstanding the foregoing, the Agreement, the Indenture and the Trust Fund in any event shall terminate by their terms on the Mandatory Termination Date or the date 20 years after the death of the last survivor of the eleven persons named in the Indenture, whichever occurs first, unless sooner terminated as specified herein."

          4. Section D of the Trust Indenture shall be deleted in its entirety and the following text shall be inserted in replacement thereof:

          (a) "The Mandatory Termination Date for the Trust shall be (1) one hundred twenty five years from the date the Trust is declared effective under the Securities Act of 1933, which is April 27, 1995 or (2) the date twenty years after the death of the last survivor of the eleven persons named below in subsection (b), whichever occurs first.

          (b) List of Measuring Lives:
              ------------------------

    Kevin Patrick McGrath       112-50 78th Avenue            11/11/92
                                Forest Hills, NY  10375
    Paul Pavelka                461 Aurania Street            5/25/90
                                Philadelphia, PA  19128
    Peter Pavelka               461 Aurania Street            5/7/92
                                Philadelphia, PA  19128
    Alexander Nathan Most       3723 Alameda de Las Pulgas    7/30/92
                                Menlo Park, CA  94025
    John Imwalle                415 Meadow Drive              1/7/93
                                Birmingham, AL
    Rian Imwalle                415 Meadow Drive              1/7/93
                                Birmingham, AL
    Emily Ann Weber             6 Chadwick Court              1/19/93
                                Denville, NJ  07834
    Joseph Angelo Malefronte    16 Radcliffe Road             4/10/91
                                Staten Island, NY  10305
    Jacklyn Bianculli           25 Miller Avenue              3/9/91
                                Floral Park, NY  11001
    Julia Baker                 15 Hubbard Court              5/7/92
                                Stamford, CT  06902
    Elizabeth Juliet Angel      936 North Livingston Street   8/12/92
                                Arlington, VA  22205

          5. Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that paragraphs (1) and (2) of this Amendment Agreement are made in compliance with the provisions of Section 10.01(a) thereof and that the parties hereto have determined in good faith that the changes contained in this Amendment Agreement will not adversely affect the interests of Beneficial Owners.

          6. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

          7. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.

          8. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

                                            PDR SERVICES CORPORATION, as Sponsor



                                            By: ________________________________
                                                 Title:  President

ATTEST: _________________
TITLE:
                                            THE BANK OF NEW YORK, as Trustee
                                             as Trustee



                                            By: ________________________________
                                                 Title:


ATTEST: _________________
TITLE:

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )

          On the 29th day of December in the year 1995 before me personally came Joseph Stefanelli to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by like authority.



                                                 -------------------------------
                                                           Notary Public

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )


          On this 29th day of December in the year 1995, before me personally appeared ___________________________, to me known, who, being by me duly sworn, did depose and say that he is _____________________________ of The Bank of New York, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.



                                                 -------------------------------
                                                           Notary Public